UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2022

Adit EdTech Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39872	85-3477678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

(646) 291-6930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	ADEX.U	The New York Stock Exchange
Common stock, par value $0.0001 per share	ADEX	The New York Stock Exchange
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ADEX.WS	The New York Stock Exchange

☒      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2022, Adit EdTech Acquisition Corp. (the “Company” or “ADEX”), ADEX Merger Sub, LLC (“Merger Sub”) and Griid Holdco LLC (“GRIID”) entered into a second amendment (the “Second Amendment”) to that certain Agreement and Plan of Merger, dated as of November 29, 2021 and previously amended as of December 23, 2021, by and among ADEX, Merger Sub and GRIID (as so amended and as amended by the Second Amendment, the “Merger Agreement”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into GRIID (the “Merger”), the separate limited liability company existence of Merger Sub will cease and GRIID, as the surviving company of the merger, will continue its existence under the Limited Liability Company Act of the State of Delaware as a wholly owned subsidiary of ADEX.

Pursuant to the Merger Agreement, at the closing of the Merger (the “Closing”), the limited liability company membership interests of Merger Sub will be converted into an equivalent limited liability company membership interest in GRIID and each limited liability company membership unit of GRIID that is issued and outstanding immediately prior to the effective time of the Merger will automatically be converted into and become the right to receive such unit’s proportionate share, as determined in accordance with the Merger Agreement, of 58,500,000 shares of ADEX common stock, par value $0.0001 per share.

In addition to reducing the merger consideration to 58,500,000 shares of ADEX common stock, the Second Amendment removes certain negative covenants limiting ADEX’s conduct of its business during the period between the signing of the Merger Agreement and the Closing, and permits ADEX to pursue an alternative business combination transaction during the pre-closing period.

The Second Amendment eliminates GRIID’s ability to terminate the Merger Agreement if the Merger has not closed by an agreed outside date, extends that outside date to January 14, 2023 (subject to ADEX’s right to extend such outside date for successive 90-day extensions at its sole discretion), and permits ADEX to terminate the Merger Agreement (i) if the board of managers (or similar body) of GRIID approves any plan of liquidation, winding up or reorganization of GRIID or any of its subsidiaries or the sale, assignment, transfer, lease, license or other disposition of all or any material portion of the assets or equity of GRIID or any of its subsidiaries, (ii) if Blockchain Access UK Limited (“Blockchain”) provides notice under the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) by and between Blockchain and Griid Infrastructure LLC (“Holdco”) informing GRIID or Holdco that the amounts outstanding thereunder (x) have been accelerated or (y) will be accelerated and neither GRIID nor Holdco has an opportunity to cure the breach or breaches causing such acceleration or (iii) in order to enter into a binding written agreement providing for the consummation of an alternative business combination transaction.

Finally, the Second Amendment provides that upon (i) the termination of the Merger Agreement by ADEX if (A) GRIID’s representations and warranties are untrue or GRIID fails to perform any covenant or agreement such that the respective condition to Closing is not satisfied, (B) there is an order by a government entity permanently enjoining the Merger, (C) GRIID’s members do not approve the Merger, (D) GRIID’s board of managers (or similar body) approves any plan of liquidation, winding up or reorganization for GRIID or any of its subsidiaries or (E) Blockchain provides notice to GRIID or any of GRIID’s subsidiaries of the acceleration of outstanding debt under the Credit Agreement, (ii) the termination of the Merger Agreement by GRIID if there is an order by a government entity permanently enjoining the Merger or (iii) any rejection of the Merger Agreement by GRIID or any of its subsidiaries in bankruptcy, insolvency, reorganizational or similar proceeding, GRIID will pay to ADEX a non-refundable termination fee of $50,000,000.

A copy of the Second Amendment is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing descriptions of such amendment do not purport to be complete and are qualified in their entirety by reference thereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2022, the Board of Directors (the “Board”) of the Company approved an amendment to the Amended and Restated Bylaws of the Company (the “Amendment”). The Amendment, which was immediately effective on October 18, 2022, amends Section 5.5 of the Amended and Restated Bylaws of the Company. A complete copy of the Company’s Amended and Restated Bylaws in effect following approval by the Board is filed with this Current Report on Form 8-K as Exhibit 3.2.

Item 8.01	Other Events.

As previously disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2022, on June 9 and 11, 2022, GRIID received letters from Blockchain asserting that GRIID was allegedly in default of GRIID’s obligations under the Third Amended and Restated Credit Agreement between GRIID and Blockchain, dated November 19, 2021 (the “Prior Credit Agreement”), and purporting to cancel Blockchain’s commitments under the Prior Credit Agreement and accelerate GRIID’s indebtedness thereunder. In a letter dated June 12, 2022, GRIID rejected Blockchain’s assertions.

On October 9, 2022, GRIID and Blockchain entered into a Fourth Amended and Restated Credit Agreement (the “New Credit Agreement”). The New Credit Agreement provides for a restructured senior secured term loan (the “Loan”) in the amount of $57,433,360.50, which amount represents the outstanding obligations under the Prior Credit Agreement after giving effect to the New Credit Agreement. Blockchain does not have any commitment to extend additional credit to GRIID under the Prior Credit Agreement or the New Credit Agreement. In connection with the execution of the New Credit Agreement, GRIID (and its affiliates), Blockchain (and certain of its affiliates) and the Company entered into a settlement and release agreement pursuant to which Blockchain waived any potential defaults under the Prior Credit Agreement and the parties agreed to release each other from any claims related to the Prior Credit Agreement.

Important Information About the Merger and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GRIID, the combined company or ADEX, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. ADEX has filed a Registration Statement on Form S-4, as amended from time to time, containing a proxy statement/prospectus with the SEC. The definitive proxy statement/prospectus will be sent to all ADEX stockholders. Before making any voting decision, investors and security holders of ADEX are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ADEX through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

GRIID, ADEX and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ADEX’s directors and executive officers is available in ADEX’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except as required by law, ADEX does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Second Amendment to Merger Agreement, dated as of October 17, 2022, among Adit EdTech Acquisition Corp., ADEX Merger Sub, LLC and Griid Holdco LLC

3.2	Amended and Restated Bylaws of Adit EdTech Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adit EdTech Acquisition Corp.

By:	/s/ John D’Agostino
John D’Agostino
Chief Financial Officer

Dated: October 19, 2022